UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 Or 15 (d) of the
Securities Exchange Act Of 1934
Date of Report (Date of Earliest Event Reported): April 23, 2007
Red Trail, LLC
(Exact Name of Registrant as Specified in Charter)

North Dakota (State or Other Jurisdiction of Incorporation)	000-1359687 (Commission File Number)	76-0742311 (IRS Employer Identification No.)

P.O. Box 11
3682 Highway 8 South
Richardton, ND		58652
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(701) 974-3308

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 1.02 Termination of a Material Definitive Agreement
SIGNATURE

Item 1.01 Entry into a Material Definitive Agreement
     On April 23, 2007, the Company executed Coal Sales Orders dated April 18, 2007 with Westmoreland Coal Sales Company (“WCSC”) and Westmoreland Resources, Inc. (“WRI”) for the purchase of Powder River Basin coal. The WRI order provides for the purchase of not more than 25,000 tons from April 18, 2007 to May 31, 2007 at a total purchase price of approximately $280,000. The WCSC order provides for the purchase of not more than 40,000 tons through December 31, 2007. The Company has the option to extend the contract through 2009 and purchase not less that 95,000 tons and not more than 115,000 tons per year. The maximum contract price, not including price adjustments, will be $3,753,000.
Item 1.02 Termination of a Material Definitive Agreement
     On April 23, 2007, the Company terminated its contract with General Industries, Inc. d/b/a/ Center Coal Company for the purchase of lignite coal due to Center Coal Company’s failure to deliver coal as required by the contract. The contract had a ten (10) year term and required Center Coal Company to deliver 133,000 tons of lignite per year on a fixed price basis.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED TRAIL ENERGY, LLC (Registrant)
Date: April 26, 2007	By:	/s/ Mick Miller
		Name:	Mick Miller
		Title:	President

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